UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549


                              AMENDMENT NO. 2

                                     to

                                  FORM 8-A

             FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                  PURSUANT TO SECTION 12(b) OR (g) OF THE
                      SECURITIES EXCHANGE ACT OF 1934

                             Temple-Inland Inc.
           (Exact Name of Registrant as Specified in Its Charter)

       Delaware                                                75-1903917
(State of Incorporation                                     (I.R.S. Employer
 or Organization)                                        Identification Number)


1300 MoPac Expressway South, Austin, TX                              78746
(Address of Principal Executive Offices)                           (Zip Code)



If this form relates to the                      If this form relates to the
registration of a class of                       registration of a class of
securities pursuant to Section                   securities pursuant to Section
12(b) of the Exchange Act and                    12(g) of the Exchange Act and
is effective upon filing                         is effective upon filing
pursuant to General Instruction                  pursuant to General Instruction
A.(c), please check the                          A.(d), pleasecheck the
following box. [x]                               following box. [ ]




Securities Act registration statement file numbers to which this form relates:
                                                                      333-84120
                                                                   333-84120-01
                                                                   333-84120-02

Securities to be registered pursuant to Section 12(b) of the Act:

         Title of Each Class                    Name of Each Exchange on Which
         to be so Registered                    Each Class is to be Registered
         -------------------                    ------------------------------
         Upper DECS(SM)                         New York Stock Exchange
                                                Pacific Exchange

   Securities to be registered pursuant to Section 12(g) of the Act: None

               INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.  Description of Registrant's Securities to be Registered

            The description of the Registrant's Upper DECS to be registered hereunder is incorporated herein by reference to the description included under the captions "Description of the Upper DECS" and "Description of the Senior Notes" in the Prospectus Supplement, dated April 25, 2002, to the Prospectus dated March 26, 2002, relating to the Upper DECS and forming a part of the Registration Statement on Form S-3, of the Registrant, Temple-Inland Trust I and Temple-Inland Trust II (File Nos. 333-84120, 333-84120-01 and 333-84120-02) (as the same may be amended or supplemented from time to time, the "Registration Statement"). For purposes of such description, any prospectus supplement relating to the Registration Statement filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which purports to describe the Upper DECS shall be deemed to be incorporated herein by reference.

Item 2.  Exhibits

            The following exhibits to this Registration Statement have been filed as exhibits to the Registration Statement and are hereby incorporated herein by reference.

Exhibit
Number       Description of Exhibit
------       ----------------------

   1.        Registration Statement on Form S-3 (Registration Nos.
             333-84120, 333-84120-01 and 333-84120-02), as filed with the
             Securities and Exchange Commission on March 11, 2002 by Temple-Inland Inc., Temple-Inland Trust I and Temple-Inland Trust II, and Amendment No. 1 thereto, as filed on March 25, 2002 with the Commission.

   2. Indenture, dated as of September 1, 1986, between Temple-Inland Inc. and JPMorgan Chase Bank (formerly known as The Chase Manhattan Bank and Chemical Bank), as Trustee (the "Senior Notes Indenture") (incorporated by reference to
             Exhibit 4.01 to the registration statement on Form S-1 (Registration No. 33-8362), filed with the Commission on August 29, 1986).

   3. First Supplemental Indenture to the Senior Notes Indenture, dated as of April 15, 1988, between Temple-Inland Inc. and JPMorgan Chase Bank (formerly known as The Chase Manhattan Bank and Chemical Bank), as Trustee (incorporated by reference to Exhibit 4.02 to the registration statement on Form S-3 (Registration No. 33-20431), filed with the Commission on March 2, 1988).

   4. Second Supplemental Indenture to the Senior Notes Indenture, dated as of December 27, 1990, between Temple-Inland Inc. and JPMorgan Chase Bank (formerly known as The Chase Manhattan Bank and Chemical Bank), as Trustee (incorporated by reference to Exhibit 4.03 to Form 8-K, File No. 1-8634, filed with the Commission on December 27, 1990).

   5. Third Supplemental Indenture to the Senior Notes Indenture, dated as of May 9, 1991, between Temple-Inland Inc. and JPMorgan Chase Bank (formerly known as The Chase Manhattan Bank and Chemical Bank), as Trustee (incorporated by reference to Exhibit 4 to Form 10-Q, File No. 1-8634, filed with the Commission on August 7, 1991).

   6. Purchase Contract Agreement (including form of Upper DECS Certificate and form of Stripped DECS Certificate) dated as of May 1, 2002, between Temple-Inland Inc. and JPMorgan Chase Bank, as Purchase Contract Agent (incorporated by reference to
             Exhibit 4.2 to Form 8-K, File No. 1-8634, filed with the Commission on May 3, 2002).

   7. Pledge Agreement, dated as of May 1, 2002, among Temple-Inland Inc., Bank One Trust Company, N.A., as Collateral Agent, Custodial Agent and Securities Intermediary and JPMorgan Chase Bank, as Purchase Contract Agent (incorporated by reference to
             Exhibit 4.3 to Form 8-K, File No. 1-8634, filed with the Commission on May 3, 2002).

   8. Form of Remarketing Agreement to be entered into among Temple-Inland Inc., JPMorgan Chase Bank, as Purchase Contract Agent, and a Remarketing Agent (incorporated by reference to Exhibit 4.4 to Form 8-K, File No. 1-8634, filed with the Commission on May 3, 2002).

   9. Officers' Certificate (including Form of Note), with respect to the 6.42% Senior Notes due 2007 (incorporated by reference to Exhibit 4.5 to Form 8-K, File No. 1-8634, filed with the Commission on May 3, 2002).

                                 SIGNATURE

            Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.


Dated:  May 23, 2002


                                    TEMPLE-INLAND INC.


                                    By:   /s/ M. Richard Warner
                                         --------------------------------
                                      Name:   M. Richard Warner
                                      Title:  Vice President and General Counsel